UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 28, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities

Since the previous Form 8-K related to Item 3.02 was filed on December 20, 2013, MVB Financial Corp. (“MVB” or the “Company”) has sold 175,361 shares of MVB common stock at $32 per share, totaling $5,611,552.00.

This brings an aggregate total of 405,393 shares of MVB common stock sold at $32 per share, totaling $12,972,576.00, through the current private placement offering, under Section 4(2) of the Securities Act of 1933, as amended, and under Rule 506(c) of Regulation D promulgated thereunder.

Sales of MVB common stock will continue under the private placement offering being conducted under Section 4(2) of the Securities Act of 1933, as amended, and under Rule 506(c) of Regulation D promulgated thereunder.

No underwriter was involved in these sales of MVB common stock, and there were no underwriting discounts or commissions paid related to these sales of MVB common stock.  All sales of MVB common stock were made to accredited investors.  MVB believes the offering satisfies all terms and conditions of Rule 506(c) of Regulation D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp

By	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer

Date:  March 05, 2014

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